UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA	30309
(Address of Principal Executive Offices)				(Zip Code)

(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 24, 2020, Invesco Ltd. (the “Company”) announced that Loren M. Starr, Senior Managing Director and Chief Financial Officer, will transition from his Chief Financial Officer role to Vice Chair of the Company effective August 1, 2020. In his new role, Mr. Starr will act as a senior advisor to the Company’s executive management team and lead special projects. Mr. Starr will remain Vice Chair until his retirement from the Company on March 1, 2021.

(c)    Further, Allison Dukes, age 45, former Chief Financial Officer of SunTrust Banks, Inc. (now Truist Financial Corporation), will join the Company on March 10, 2020 as Deputy Chief Financial Officer reporting to Mr. Starr. Ms. Dukes will become a Senior Managing Director and the Chief Financial Officer of the Company on August 1, 2020. The promotion of Ms. Dukes to the role of CFO will align with Mr. Starr’s move to the Vice Chair role and will help ensure a smooth, effective transition of responsibilities through the Company’s second quarter 2020 earnings release and quarterly report in late July 2020.

Ms. Dukes most recently served as CFO of SunTrust from February 2018 to December 2019 when SunTrust merged with BB&T Bank to become Truist. As CFO, Ms. Dukes oversaw all corporate finance functions, including corporate development, corporate tax, corporate real estate, strategic planning, investor relations and treasury. Prior to becoming CFO, Ms. Dukes served as head of Commercial & Business Banking for SunTrust from January 2017 to February 2018 which included delivery of SunTrust’s investment banking and capital markets capabilities offered by SunTrust Robinson Humphrey. Prior to her role as head of Commercial & Business Banking, Ms. Dukes served as president and CEO of the Atlanta Division of SunTrust from January 2015 to January 2017 and executive vice president and co-head of the Private Wealth Management business from January 2013 until December 2014.

Ms. Dukes will receive an annual base salary of $500,000 and will be eligible for annual incentive compensation awards which will be determined by the Company’s Compensation Committee and will be based upon Ms. Dukes’ annual incentive target established by the Compensation Committee and the Company’s and Ms. Dukes’ performance. In addition, upon joining the Company Ms. Dukes will receive a grant of restricted shares of common stock of the Company in the amount of $1,500,000 that will vest ratable over four years.

There is no arrangement or understanding between Ms. Dukes and any other persons pursuant to which she was selected for her position. There are no family relationships between either Ms. Dukes and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Ms. Dukes reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on February 24, 2020 in connection with the above matters is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 24, 2020, issued by Invesco Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Assistant Secretary
Date: February 24, 2020